Exhibit 99.1

July 22, 2021

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5908

Alaska Air Group reports second quarter 2021 results

Financial Results:
•Reported net income for the second quarter of 2021 under Generally Accepted Accounting Principles (GAAP) of $397 million, or $3.15 per share, compared to a net loss of $214 million, or $1.74 per share in the second quarter of 2020.
•Reported a net loss for the second quarter of 2021, excluding CARES Act Payroll Support Program (PSP) wage offsets, special items and mark-to-market fuel hedge accounting adjustments, of $38 million, or $0.30 per share, compared to an adjusted net loss of $439 million or $3.57 per share, in the second quarter of 2020.
•Reported a debt-to-capitalization ratio, including short-term borrowings related to COVID-19, of 56%.
•Held $4.0 billion in unrestricted cash and marketable securities as of June 30, 2021.
•Generated $840 million in operating cash flow in the second quarter, inclusive of $489 million of PSP funding, bolstered by improved advance bookings on a surge in demand for air travel. Excluding PSP funding, quarterly operating cash flows improved over $580 million from the first quarter of 2021.

Operational Updates:
•Announced plans to grow our mainline and regional fleets, exercising options for 13 Boeing 737-9 MAX with deliveries in 2023 and 2024, and nine E175 to be operated by Horizon Air with deliveries in 2022 and 2023. In addition, expanded our long-term capacity agreement with SkyWest Airlines by eight aircraft to be delivered in 2022.
•Announced new service to Central America with new routes to Belize from Seattle and Los Angeles, with service slated to begin in November 2021.
•Issued recall notices to all pilots on incentive lines for return to work by October 2021.
•Continued our history of providing meaningful incentive programs to our employees with $67 million in cash bonuses earned to date.
•Announced seven new domestic routes aimed at providing our West Coast guests more options to sun-filled destinations, including three new routes serving Boise, Idaho.

Liquidity Updates:
•Received $664 million through a combination of grants and loans from the U.S. Treasury under an extension of the PSP.
•Repaid approximately $570 million in debt, including the full $135 million loan from the U.S. Treasury made available under the CARES Act and the $363 million outstanding balance on two credit facilities.

Sustainability Updates:
•Announced five-part pathway to achieve a net zero carbon footprint by 2040, putting the airline on track to meet the annual carbon intensity target that is part of its performance-based pay program for all employees.
•First airline to implement network optimization software, Flyways, using artificial intelligence and machine learning to optimize air traffic and enable more fuel-efficient flight paths for aggregate savings of fuel, carbon emissions and time.
•Partnered with Boeing to launch a 737-9 ecoDemonstrator to test advanced technologies that can enhance the safety and sustainability of air travel. The aircraft will conduct five months of flight tests across the U.S.
•Revealed "Our Commitment" aircraft in partnership with long-time partner UNCF, a symbol of the airline's commitments to increase diverse representation in our leadership, advance education as a critical component of equity, and to make Alaska Airlines a place where everyone feels they belong.

SEATTLE - Alaska Air Group Inc. today reported second quarter 2021 GAAP net income of $397 million, or $3.15 per share, compared to a net loss of $214 million, or $1.74 per share in the second quarter of 2020. Excluding the impact of payroll support program wage offsets, special items and mark-to-market fuel hedge adjustments, the company reported an adjusted net loss of $38 million, or $0.30 per diluted share, compared to an adjusted net loss of $439 million, or $3.57 per diluted share in 2020.
"As we put the worst of last year's downturn behind us, Alaska is back on the path to profitability," said CEO Ben Minicucci. "We are executing our plan, rebuilding our network, leveraging our capacity to meet growing demand, and delivering exceptional service and value to our guests. I'm incredibly proud and grateful for how hard our employees are working and how they show up for each other and our guests every day with focus on safety, operational excellence and care."
    The following table reconciles the company's reported GAAP net income (loss) per share (EPS) for the three and six months ended June 30, 2021 and 2020 to adjusted amounts.

	Three Months Ended June 30,
	2021		2020
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) per share	$397	$3.15	$(214)	$(1.74)
Payroll support program wage offset	(503)	(3.99)	(362)	(2.94)
Mark-to-market fuel hedge adjustments	(46)	(0.37)	(6)	(0.05)
Special items - impairment charges and other	(4)	(0.03)	69	0.56
Special items - restructuring charges	(23)	(0.18)	—	—
Special items - merger-related costs	—	—	1	0.01
Income tax effect of reconciling items above	141	1.12	73	0.59
Non-GAAP adjusted net loss per share	$(38)	$(0.30)	$(439)	$(3.57)

	Six Months Ended June 30,
	2021		2020
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) per share	$266	$2.12	$(446)	$(3.62)
Payroll support program wage offset	(914)	(7.27)	(362)	(2.94)
Mark-to-market fuel hedge adjustments	(68)	(0.54)	3	0.02
Special items - impairment charges and other	14	0.11	229	1.86
Special items - restructuring charges	(12)	(0.10)	—	—
Special items - merger-related costs	—	—	4	0.03
Income tax effect of reconciling items above	240	1.91	31	0.25
Non-GAAP adjusted net loss per share	$(474)	$(3.77)	$(541)	$(4.40)

    Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the second quarter results will be streamed online at 8:30 a.m. PDT on July 22, 2021. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 120 destinations across the United States and to Mexico, Canada and Costa Rica. The airline emphasizes Next-Level Care for its guests, along with providing low fares, award-winning customer service and sustainability efforts. Alaska is a member of oneworld. With the global alliance and the airline's additional partners, guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per-share amounts)	2021	2020		Change	2021	2020	Change
Operating Revenues:
Passenger revenue	$1,352	$309		338%	$2,011	$1,790	12%
Mileage Plan other revenue	118	73		62%	212	182	16%
Cargo and other	57	39		46%	101	85	19%
Total Operating Revenues	1,527	421		263%	2,324	2,057	13%
Operating Expenses:
Wages and benefits	510	472		8%	1,003	1,084	(7)%
Payroll support program wage offset	(503)	(362)		39%	(914)	(362)	152%
Variable incentive pay	34	16		113%	67	23	191%
Aircraft fuel, including hedging gains and losses	274	59		364%	477	443	8%
Aircraft maintenance	102	45		127%	183	160	14%
Aircraft rent	62	74		(16)%	124	155	(20)%
Landing fees and other rentals	144	83		73%	273	214	28%
Contracted services	54	30		80%	105	102	3%
Selling expenses	41	4		925%	74	59	25%
Depreciation and amortization	98	107		(8)%	195	215	(9)%
Food and beverage service	35	7		400%	58	56	4%
Third-party regional carrier expense	37	26		42%	67	63	6%
Other	117	78		50%	222	221	—%
Special items - impairment charges and other	(4)	69		(106)%	14	229	(94)%
Special items - restructuring charges	(23)	—	.	NM	(12)	—	NM
Special items - merger-related costs	—	1		(100)%	—	4	(100)%
Total Operating Expenses	978	709		38%	1,936	2,666	(27)%
Operating Income (Expense)	549	(288)		(291)%	388	(609)	(164)%
Nonoperating Income (Expense):
Interest income	6	7		(14)%	13	16	(19)%
Interest expense	(39)	(17)		129%	(71)	(30)	137%
Interest capitalized	3	1		200%	6	4	50%
Other - net	9	6		50%	19	11	73%
Total Nonoperating Income (Expense)	(21)	(3)		NM	(33)	1	NM
Income (Loss) Before Income Tax	528	(291)			355	(608)
Income tax expense (benefit)	131	(77)			89	(162)
Net Income (Loss)	$397	$(214)			$266	$(446)

Basic Income (Loss) Per Share:	$3.18	$(1.74)			$2.13	$(3.62)
Diluted Income (Loss) Per Share:	$3.15	$(1.74)			$2.12	$(3.62)

Shares Used for Computation:
Basic	124.977	123.296			124.640	123.058
Diluted	126.037	123.296			125.676	123.058

Cash dividend declared per share:	$—	$—			$—	$0.375

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2021	December 31, 2020
Cash and cash equivalents	$1,025	$1,370
Marketable securities	2,926	1,976
Total cash and marketable securities	3,951	3,346
Other current assets	820	660
Current assets	4,771	4,006
Property and equipment - net	6,128	6,211
Operating lease assets	1,375	1,400
Goodwill	1,943	1,943
Intangible assets - net	103	107
Other assets	336	379
Total assets	14,656	14,046

Air traffic liability	1,533	1,073
Current portion of long-term debt	869	1,138
Current portion of operating lease liabilities	263	290
Other current liabilities	2,181	1,792
Current liabilities	4,846	4,293
Long-term debt	2,319	2,357
Long-term operating lease liabilities	1,222	1,268
Other liabilities and credits	2,945	3,140
Shareholders' equity	3,324	2,988
Total liabilities and shareholders' equity	$14,656	$14,046

Debt-to-capitalization ratio, including operating leases	56%	61%

Number of common shares outstanding	125.229	124.218

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.

(in millions)	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021(a)	Three Months Ended June 30, 2021(b)
Cash Flows from Operating Activities:
Net income (loss)	$266	$(131)	$397
Non-cash reconciling items	221	138	83
Changes in working capital	520	160	360
Net cash provided by (used in) operating activities	1,007	167	840

Cash Flows from Investing Activities:
Property and equipment additions	(102)	(27)	(75)
Other investing activities	(968)	(516)	(452)
Net cash provided by (used in) investing activities	(1,070)	(543)	(527)

Cash Flows from Financing Activities:	(281)	82	(363)

Net increase (decrease) in cash and cash equivalents	$(344)	$(294)	$(50)
Cash, cash equivalents, and restricted cash at beginning of period	1,386	1,386	1,092
Cash, cash equivalents, and restricted cash at end of the period	$1,042	$1,092	$1,042

(a) As reported in Form 10-Q for the first quarter of 2021.
(b) Cash flows for the three months ended June 30, 2021, can be calculated by subtracting cash flows for the three months ended March 31, 2021, as reported in Form 10-Q for the first quarter 2021, from the six months ended June 30, 2021.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	8,712	1,485	486.7%	13,379	10,417	28.4%
RPMs (000,000) "traffic"	10,334	1,654	524.8%	15,727	12,310	27.8%
ASMs (000,000) "capacity"	13,413	4,307	211.4%	23,810	19,612	21.4%
Load factor	77.0%	38.4%	38.6 pts	66.1%	62.8%	3.3 pts
Yield	13.09¢	18.68¢	(29.9)%	12.79¢	14.54¢	(12.0)%
RASM	11.38¢	9.77¢	16.5%	9.76¢	10.49¢	(7.0)%
CASMex(b)	9.20¢	21.87¢	(57.9)%	9.95¢	12.00¢	(17.1)%
Economic fuel cost per gallon(b)	$1.90	$1.20	58.3%	$1.85	$1.77	4.5%
Fuel gallons (000,000)	168	54	211.1%	294	248	18.5%
ASM's per gallon	79.8	79.8	—%	81.0	79.1	2.4%
Average number of full-time equivalent employees (FTE)	19,001	15,836	20.0%	18,071	19,115	(5.5)%
Mainline Operating Statistics:
Revenue passengers (000)	6,151	905	579.7%	9,302	7,580	22.7%
RPMs (000,000) "traffic"	8,966	1,276	602.7%	13,555	10,858	24.8%
ASMs (000,000) "capacity"	11,611	3,363	245.3%	20,464	17,060	20.0%
Load factor	77.2%	37.9%	39.3 pts	66.2%	63.6%	2.6 pts
Yield	11.96¢	17.63¢	(32.2)%	11.64¢	13.44¢	(13.4)%
RASM	10.59¢	9.52¢	11.2%	9.09¢	9.94¢	(8.6)%
CASMex(b)	8.48¢	22.19¢	(61.8)%	9.17¢	11.17¢	(17.9)%
Economic fuel cost per gallon(b)	$1.88	$1.20	56.7%	$1.84	$1.78	3.4%
Fuel gallons (000,000)	135	38	255.3%	233	201	15.9%
ASM's per gallon	86.0	88.5	(2.8)%	87.8	84.9	3.4%
Average number of FTE's	14,021	12,340	13.6%	13,247	14,579	(9.1)%
Aircraft utilization	9.9	5.6	76.8%	9.2	8.8	4.5%
Average aircraft stage length	1,320	1,144	15.4%	1,313	1,270	3.4%
Operating fleet(d)	202	225	(23) a/c	202	225	(23) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,562	580	341.7%	4,077	2,837	43.7%
RPMs (000,000) "traffic"	1,367	378	261.6%	2,172	1,452	49.6%
ASMs (000,000) "capacity"	1,802	945	90.7%	3,346	2,552	31.1%
Load factor	75.9%	40.0%	35.9 pts	64.9%	56.9%	8.0 pts
Yield	20.48¢	22.12¢	(7.4)%	19.95¢	22.80¢	(12.5)%
RASM	16.41¢	10.63¢	54.4%	13.84¢	14.07¢	(1.6)%
Operating fleet	94	94	— a/c	94	94	— a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2021 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2019 RESULTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2019		Change	2021	2019		Change
Passenger revenue	$1,352	$2,111		(36)%	$2,011	$3,827		(47)%
Mileage plan other revenue	118	118		—%	212	228		(7)%
Cargo and other	57	59		(3)%	101	109		(7)%
Total operating revenues	$1,527	$2,288		(33)%	$2,324	$4,164		(44)%

Operating expense, excluding fuel and special items	$1,234	$1,414		(13)%	$2,371	$2,819		(16)%
Economic fuel	274	502		(45)%	477	922		(48)%
Special items	(530)	8		NM	(912)	34		NM
Total operating expenses	$978	$1,924		(49)%	$1,936	$3,775		(49)%

Consolidated Operating Statistics(a):
Revenue passengers (000)	8,712	12,026		(28)%	13,379	22,442		(40)%
RPMs (000,000) "traffic"	10,334	14,638		(29)%	15,727	27,087		(42)%
ASMs (000,000) "capacity"	13,413	16,980		(21)%	23,810	32,487		(27)%
Load Factor	77.0%	86.2%	(9.2)	pts	66.1%	83.4%	(17.3)	pts
Yield	13.09¢	14.43¢		(9)%	12.79¢	14.13¢		(9)%
RASM	11.38¢	13.48¢		(16)%	9.76¢	12.82¢		(24)%
CASMex	9.20¢	8.33¢		10%	9.95¢	8.68¢		15%
FTEs	19,001	21,921		(13)%	18,071	21,876		(17)%
(a) 2019 comparative operating statistics have been recalculated using the information presented above, and as filed in our second quarter 2019 Form 10-Q

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,072	$280	$—	$—	$1,352	$—	$1,352
CPA revenues	—	—	111	(111)	—	—	—
Mileage Plan other revenue	102	16	—	—	118	—	118
Cargo and other	55	—	—	2	57	—	57
Total Operating Revenues	1,229	296	111	(109)	1,527	—	1,527
Operating Expenses
Operating expenses, excluding fuel	984	286	91	(127)	1,234	(530)	704
Economic fuel	253	66	—	1	320	(46)	274
Total Operating Expenses	1,237	352	91	(126)	1,554	(576)	978
Nonoperating Income (Expense)
Interest income	6	—	—	—	6	—	6
Interest expense	(34)	—	(5)	—	(39)	—	(39)
Interest capitalized	3	—	—	—	3	—	3
Other - net	9	—	—	—	9	—	9
Total Nonoperating Expense	(16)	—	(5)	—	(21)	—	(21)
Income (Loss) Before Income Tax	$(24)	$(56)	$15	$17	$(48)	$576	$528

	Three Months Ended June 30, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$225	$84	$—	$—	$309	$—	$309
CPA revenues	—	—	81	(81)	—	—	—
Mileage Plan other revenue	56	17	—	—	73	—	73
Cargo and other	39	—	—	—	39	—	39
Total Operating Revenues	320	101	81	(81)	421	—	421
Operating Expenses
Operating expenses, excluding fuel	746	210	68	(82)	942	(292)	650
Economic fuel	45	20	—	—	65	(6)	59
Total Operating Expenses	791	230	68	(82)	1,007	(298)	709
Nonoperating Income (Expense)
Interest income	11	—	—	(4)	7	—	7
Interest expense	(18)	—	(5)	6	(17)	—	(17)
Interest capitalized	1	—	—	—	1	—	1
Other - net	6	—	—	—	6	—	6
Total Nonoperating Income (Expense)	—	—	(5)	2	(3)	—	(3)
Income (Loss) Before Income Tax	$(471)	$(129)	$8	$3	$(589)	$298	$(291)

	Six Months Ended June 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,578	$433	$—	$—	$2,011	$—	$2,011
CPA revenues	—	—	215	(215)	—	—	—
Mileage Plan other revenue	182	30	—	—	212	—	212
Cargo and other	99	—	—	2	101	—	101
Total Operating Revenues	1,859	463	215	(213)	2,324	—	2,324
Operating Expenses
Operating expenses, excluding fuel	1,877	551	179	(236)	2,371	(912)	1,459
Economic fuel	427	118	—	—	545	(68)	477
Total Operating Expenses	2,304	669	179	(236)	2,916	(980)	1,936
Nonoperating Income (Expense)
Interest income	13	—	—	—	13	—	13
Interest expense	(61)	—	(10)	—	(71)	—	(71)
Interest capitalized	6	—	—	—	6	—	6
Other - net	19	—	—	—	19	—	19
Total Nonoperating Expense	(23)	—	(10)	—	(33)	—	(33)
Income (Loss) Before Income Tax	$(468)	$(206)	$26	$23	$(625)	$980	$355

	Six Months Ended June 30, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,459	$331	$—	$—	$1,790	$—	$1,790
CPA revenues	—	—	186	(186)	—	—	—
Mileage Plan other revenue	154	28	—	—	182	—	182
Cargo and other	83	—	—	2	85	—	85
Total Operating Revenues	1,696	359	186	(184)	2,057	—	2,057
Operating Expenses
Operating expenses, excluding fuel	1,905	479	160	(192)	2,352	(129)	2,223
Economic fuel	358	82	—	—	440	3	443
Total Operating Expenses	2,263	561	160	(192)	2,792	(126)	2,666
Nonoperating Income (Expense)
Interest income	25	—	—	(9)	16	—	16
Interest expense	(30)	—	(10)	10	(30)	—	(30)
Interest capitalized	4	—	—	—	4	—	4
Other - net	12	—	—	(1)	11	—	11
Total Nonoperating Income (Expense)	11	—	(10)	—	1	—	1
Income (Loss) Before Income Tax	$(556)	$(202)	$16	$8	$(734)	$126	$(608)

(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
Consolidated:
CASM	7.29	¢	16.46	¢	8.13	¢	13.59	¢
Less the following components:
Payroll support program wage offset (benefit)	(3.75)		(8.40)		(3.84)		(1.85)
Aircraft fuel, including hedging gains and losses	2.04		1.37		2.00		2.26
Special items - impairment charges and other(a)	(0.03)		1.60		0.07		1.17
Special items - restructuring charges(b)	(0.17)		—		(0.05)		—
Special items - merger-related costs	—		0.02		—		0.01
CASM excluding fuel and special items	9.20	¢	21.87	¢	9.95	¢	12.00	¢

Mainline:
CASM	6.24	¢	15.79	¢	6.72	¢	12.39	¢
Less the following components:
Payroll support program wage offset (benefit)	(3.79)		(9.69)		(4.21)		(1.91)
Aircraft fuel, including hedging gains and losses	1.78		1.16		1.75		2.12
Special items - impairment charges and other(a)	(0.03)		2.11		0.07		0.99
Special items - restructuring charges(b)	(0.20)		—		(0.06)		—
Special items - merger-related costs	—		0.02		—		0.02
CASM excluding fuel and special items	8.48	¢	22.19	¢	9.17	¢	11.17	¢
(a) Special items - impairment charges and other in the three and six months ended June 30, 2021 are primarily comprised of updated estimates of cost associated with leased aircraft that have been retired and removed from the operating fleet but not yet returned to the lessor.
(b) Special items - restructuring charges in the three and six months ended June 30, 2021 represent adjustments to total cost for pilot incentive leaves as a result of updated recall timing from what was previously anticipated due to schedule changes, training limitations and other factors.

Fuel Reconciliation
	Three Months Ended June 30,
	2021		2020
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$330	$1.96	$60	$1.11
Losses (gains) on settled hedges	(10)	(0.06)	5	0.09
Consolidated economic fuel expense	320	1.90	65	1.20
Mark-to-market fuel hedge adjustment	(46)	(0.27)	(6)	(0.11)
GAAP fuel expense	$274	$1.63	$59	$1.09
Fuel gallons	168		54

	Six Months Ended June 30,
	2021		2020
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$552	$1.87	$430	$1.73
Losses (gains) on settled hedges	(7)	(0.02)	10	0.04
Consolidated economic fuel expense	$545	$1.85	$440	$1.77
Mark-to-market fuel hedge adjustment	(68)	(0.23)	3	0.01
GAAP fuel expense	$477	$1.62	$443	$1.78
Fuel gallons	294		248

Debt-to-capitalization, adjusted for operating leases
(in millions)	June 30, 2021	December 31, 2020
Long-term debt, net of current portion	$2,319	$2,357
Capitalized operating leases	1,485	1,558
COVID-19 related borrowings(a)	425	734
Adjusted debt, net of current portion of long-term debt	4,229	4,649
Shareholders' equity	3,324	2,988
Total Invested Capital	$7,553	$7,637

Debt-to-capitalization ratio, including operating leases	56%	61%
(a) To best reflect our leverage we included the remaining short-term borrowings stemming from the COVID-19 pandemic which are classified as current liabilities in the consolidated balance sheets.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization and special items
(in millions)	June 30, 2021	December 31, 2020
Current portion of long-term debt	$869	$1,138
Current portion of operating lease liabilities	263	290
Long-term debt, net of current portion	2,319	2,357
Long-term operating lease liabilities, net of current portion	1,222	1,268
Total adjusted debt	4,673	5,053
Less: Cash and marketable securities	(3,951)	(3,346)
Adjusted net debt	$722	$1,707

(in millions)	Twelve Months Ended June 30, 2021	Twelve Months Ended December 31, 2020
GAAP Operating Loss(a)	$(778)	$(1,775)
Adjusted for:
Payroll Support Program grant wage offset and special items	(712)	71
Mark-to-market fuel hedge adjustments	(79)	(8)
Depreciation and amortization	400	420
Aircraft rent	268	299
EBITDAR	$(901)	$(993)

Adjusted net debt to EBITDAR	(0.8x)	(1.7x)
(a)Operating loss can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including the payroll support program wage offset, impairment and restructuring charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations as we focus on cost-reduction initiatives emerging from the COVID-19 pandemic. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as the payroll support program wage offset, impairment and restructuring charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile